Exhibit 99.1

Aterian Reports Fourth Quarter & Full Year 2021 Results

Quarterly Net Revenue Grew 52.6% Year-Over-Year to $63.3 Million

Full Year Net Revenue Grew 33.4% Year-Over-Year to $247.8 Million

NEW YORK, March 8, 2022 – Aterian, Inc. (Nasdaq: ATER) (“Aterian” or the “Company”) today announced results for the fourth quarter and full year ended December 31, 2021.

Fourth Quarter Highlights

•	Fourth quarter 2021 net revenue grew 52.6% to $63.3 million, compared to $41.5 million in the fourth quarter of 2020.
•	Fourth quarter 2021 gross margin improved to 45.6%, compared to 45.2% in the fourth quarter of 2020.
•	Fourth quarter 2021 contribution margin declined to 7.9% from 11.2% in the fourth quarter of 2020, reflecting impacts from global supply chain disruptions and related inflation.
•

Fourth quarter 2021 operating loss improved to $(2.0) million compared to a loss of $(19.1) million in the fourth quarter of 2020. Fourth quarter 2021 operating loss includes a net gain of $14.4 million from the net change in fair value and settlement of earn-out liabilities and $7.7 million of non-cash stock compensation.

•

Fourth quarter 2021 net loss of $(5.3) million improved from $(44.3) million in 2020. Fourth quarter 2021 net loss includes a net gain of $14.4 million from the net change in fair value and settlement of earn-out liabilities, $7.7 million of non-cash stock compensation and loss on extinguishment of debt of $2.1 million.

•	Fourth quarter 2021 adjusted EBITDA declined to $(3.0) million from $0.5 million in 2020.
•	As planned, due to supply chain concerns, 0 new products were launched in the fourth quarter 2021 compared with 5 in the fourth quarter of 2020.
•	Total cash balance at December 31, 2021 was $30.3 million.

Full Year 2021 Highlights

•	Full year 2021 net revenue grew 33.4% year over year to $247.8 million, compared to $185.7 million in the full year of 2020.
•	Full year gross margin improved to 49.2% compared to 45.6% in 2020.
•	Full year 2021 contribution margin declined to 10.1% from 13.5% in 2020, reflecting impacts from global supply chain disruptions and related inflation.
•

Full year 2021 operating loss of $(32.8) million declined from $(34.8) million in 2020. Full year operating loss includes a net gain of $26.4 million net change in fair value and settlement of earn-out liabilities and $29.0 million of non-cash stock compensation.

•

Full year 2021 net loss of $(234.7) million increased from $(63.1) million in 2020.  Full year net loss includes change in fair value of derivative liability of $3.3 million, loss on extinguishment of debt of $138.9 million, change in fair value of warrant liability of $26.5 million, loss on initial issuance of warrant of $20.1 million, a net gain of $26.4 million net change in fair value and settlement of earn-out liabilities, and $29.0 million of non-cash stock compensation.

•	Full year 2021 adjusted EBITDA declined to $(7.2) million from $2.5 million in 2020.
•	For the full year 2021, 40 new products were launched compared to 37 in the full year 2020.

Yaniv Sarig, Co-Founder and Chief Executive Officer, commented, “I am proud of our whole team’s efforts through a challenging 2021.  Despite the continuous unpredictable macroenvironment, we believe that our improved balance sheet will allow us to weather the ongoing storm. As supply chain constraints ease in the future, we will be well positioned to drive growth organically and through our accretive M&A strategy.”

Non-GAAP Financial Measures

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Non-GAAP Financial Measures and Reconciliations” section below.

Webcast and Conference Call Information

Aterian will host a live conference call to discuss financial results today, March 8, 2022, at 5:00 p.m. Eastern Time.  To access the call, participants from within the U.S. should dial (877) 295-1077 and participants from outside the U.S. should dial (470) 495-9485 and provide the conference ID: 8791175.  Participants may also access the call through a live webcast at https://ir.aterian.io/investor-relations. Please visit the website at least 15 minutes prior to the start of the call to register and download any necessary software. The archived online replay will be available for a limited time after the call in the Investor Relations section of the Aterian website.

About Aterian, Inc.

Aterian, Inc. (Nasdaq: ATER), is a leading technology-enabled consumer products platform that builds, acquires, and partners with best-in-class e-commerce brands by harnessing proprietary software and an agile supply chain to create top selling consumer products. The Company’s cloud-based platform, Artificial Intelligence Marketplace Ecommerce Engine (AIMEE™), leverages machine learning, natural language processing and data analytics to streamline the management of products at scale across the world’s largest online marketplaces, including Amazon, Shopify and Walmart. Aterian has thousands of SKUs across 14 owned and operated brands and sells products in multiple categories, including home and kitchen appliances, health and wellness, beauty and consumer electronics.

Forward Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements regarding global supply chain disruptions and any easing of constraints thereon; our expectations around organic growth and our M&A strategy; and the global macroenvironment. These forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties and other factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to the global shipping disruptions, our ability to continue as a going concern, our ability to meet financial covenants with our lenders, our ability to create operating leverage and efficiency when integrating companies that we acquire, including through the use of our team’s expertise, the economies of scale of our supply chain and automation driven by our platform; those related to our ability to grow internationally and through the launch of products under our brands and the acquisition of additional brands; those related to the impact of COVID-19, including its impact on consumer demand, our cash flows, financial condition, forecasting and revenue growth rate; our supply chain including sourcing, manufacturing, warehousing and fulfillment; our ability to manage expenses, working capital and capital expenditures efficiently; our business model and our technology platform; our ability to disrupt the consumer products industry; our ability to grow market share in existing and new product categories; our ability to generate profitability and stockholder value; international tariffs and trade measures; inventory management, product liability claims, recalls or other safety and regulatory concerns; reliance on third party online marketplaces; seasonal and quarterly variations in our revenue; acquisitions of other companies and technologies and our ability to integrate such companies and technologies with our business; our ability to continue to access debt and equity capital (including on terms advantageous to the Company) and the extent of our leverage; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), all of which you may obtain for free on the SEC’s website at www.sec.gov.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:

Ilya Grozovsky

Director of Investor Relations & Corp. Development

Aterian, Inc.

ilya@aterian.io

917-905-1699

ATERIAN, INC.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31, 2020	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash	$26,718	$30,317
Accounts receivable—net	5,747	10,478
Inventory	31,582	63,045
Prepaid and other current assets	11,111	21,034
Total current assets	75,158	124,874
PROPERTY AND EQUIPMENT—net	169	1,254
GOODWILL—net	47,318	118,460
OTHER INTANGIBLES—net	31,460	64,955
OTHER NON-CURRENT ASSETS	3,349	2,546
TOTAL ASSETS	$157,454	$312,089
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Credit facility	$12,190	$32,845
Accounts payable	14,856	21,716
Term loan	21,600	—
Seller notes	16,231	7,577
Contingent earn-out liability	1,515	3,983
Accrued and other current liabilities	8,340	14,840
Total current liabilities	74,732	80,961
OTHER LIABILITIES	1,841	360
CONTINGENT EARN-OUT LIABILITY	21,016	5,240
TERM LOANS	36,483	—
Total liabilities	134,072	86,561
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, par value $0.0001 per share—500,000,000 shares authorized and 27,074,791 shares outstanding at December 31, 2020; 500,000,000 shares authorized and 55,090,237 shares outstanding at December 31, 2021	3	5
Additional paid-in capital	216,305	653,650
Accumulated deficit	(192,935)	(427,659)
Accumulated other comprehensive income	9	(468)
Total stockholders’ equity	23,382	225,528
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$157,454	$312,089

See notes to consolidated financial statements.

ATERIAN, INC.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three months ended December 31,		Year-Ended December 31,
	2020	2021	2020	2021
NET REVENUE	$41,492	$63,322	$185,704	$247,767
COST OF GOODS SOLD	22,740	34,440	100,958	125,904
GROSS PROFIT	18,752	28,882	84,746	121,863
OPERATING EXPENSES:
Sales and distribution	16,533	30,653	68,005	127,369
Research and development	1,551	2,622	8,130	9,837
General and administrative	7,078	11,990	30,631	43,799
Settlement of a contingent earn-out liability	—	4,164	—	4,164
Change in fair value of contingent earn-out liabilities	12,731	(18,580)	12,731	(30,529)
TOTAL OPERATING EXPENSES:	37,893	30,849	119,497	154,640
OPERATING LOSS	(19,141)	(1,967)	(34,751)	(32,777)
INTEREST EXPENSE—net	1,841	774	4,979	12,655
CHANGE IN FAIR VALUE OF DERIVATIVE LIABILITY		—	—	3,254
LOSS ON EXTINGUISHMENT OF DEBT	2,037	2,096	2,037	138,859
CHANGE IN FAIR VALUE OF WARRANT LIABILITY	21,338	—	21,338	26,455
LOSS ON INITIAL ISSUANCE OF WARRANTS	—	—	—	20,147
OTHER EXPENSE (INCOME)—net	(23)	2	(27)	45
LOSS BEFORE INCOME TAXES	(44,334)	(4,839)	(63,078)	(234,192)
PROVISION FOR INCOME TAXES	2	470	48	532
NET LOSS	$(44,336)	$(5,309)	$(63,126)	$(234,724)
Net loss per share, basic and diluted	$(2.12)	$(0.11)	$(3.68)	$(6.63)
Weighted-average number of shares outstanding, basic and diluted	20,888,137	50,159,967	17,167,999	35,379,005

See notes to consolidated financial statements.

ATERIAN, INC.

Consolidated Statements of Cash Flows

(in thousands)

	Year-Ended December 31,
	2020	2021
OPERATING ACTIVITIES:
Net loss	$(63,126)	$(234,724)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	552	7,326
Provision for sales returns	92	43
Amortization of deferred financing cost and debt discounts	2,245	7,742
Stock-based compensation	22,716	28,987
Loss (Gain) from increase of contingent earn-out liability fair value	12,731	(30,529)
Loss in connection with settlement of earn-out	—	4,164
Loss in connection with the change in warrant fair value	21,338	26,455
Loss on initial issuance of warrants	—	20,147
Loss from extinguishment of High Trail December 2020 and February 2021 Term Loan	—	28,240
Loss from extinguishment of High Trail April 2021 Term Loan	—	106,991
Loss from extinguishment of High Trail Term Loan	—	2,096
Loss from extinguishment of Credit Facility	—	1,532
Loss from extinguishment of Horizon term loan	1,065	—
Provision for barter credits	—	1,000
Loss from derivative liability discount related to term loan	—	3,254
Allowance for doubtful accounts and other	—	4,200
Changes in assets and liabilities:
Accounts receivable	(4,703)	(4,554)
Inventory	18,659	(19,303)
Prepaid and other current assets	1,513	(7,856)
Accounts payable, accrued and other liabilities	(6,991)	12,820
Cash provided (used) by operating activities	6,091	(41,969)
INVESTING ACTIVITIES:
Purchase of fixed assets	(89)	(32)
Purchase of Truweo assets	(13,965)	—
Purchase of Smash assets	(25,000)	—
Purchase of Healing Solutions assets	—	(15,250)
Purchase of Photo Paper Direct, net of cash acquired	—	(10,583)
Purchase of Squatty Potty assets	—	(19,040)
Cash used in investing activities	(39,054)	(44,905)
FINANCING ACTIVITIES:
Proceeds from warrant exercise	—	9,085
Proceeds from cancellation of warrant	—	16,957
Proceeds from issuance of common stock from follow-on public offering, net of issuance costs	23,416	36,735
Proceeds from exercise of stock options	—	9,033
Repayments on note payable to Aussie Health Co.	(207)	—
Repayments on note payable to Smash	—	(10,495)
Payment of earnout to Squatty Potty	—	(7,971)
Proceeds from exercise of stock options	44	—
Tax paid in connection with RSAs	(150)	—
Borrowings from MidCap credit facilities	123,633	48,750
Repayments from MidCap credit facilities	(133,782)	(28,274)
Debt issuance costs from MidCap credit facility	—	(849)
Repayments for Horizon term loan	(15,990)	—
Borrowings from High Trail term loan	38,000	—
Debt issuance costs High Trail term loan	(2,207)	—
Repayments for High Trail December 2020 Note and February 2021 Note	—	(59,500)
Repayments for High Trail April 2021 Note	—	(10,139)
Repayments for High Trail December 2021 Note	—	(27,500)
Borrowings from High Trail February 2021 Note	—	14,025
Borrowings from High Trail April 2021 Note	—	110,000
Debt issuance costs from High Trail February 2021 Note	—	(1,462)
Debt issuance costs from High Trail April 2021 Note	—	(2,202)
Insurance financing proceeds	2,660	2,424
Insurance obligation payments	(3,066)	(3,048)
Capital lease obligation payments	(32)	—
Cash provided by financing activities	32,319	95,569
EFFECT OF EXCHANGE RATE ON CASH	(48)	(477)
NET CHANGE IN CASH AND RESTRICTED CASH FOR THE YEAR	(692)	8,218
CASH AND RESTRICTED CASH AT BEGINNING OF YEAR	30,789	30,097
CASH AND RESTRICTED CASH AT END OF YEAR	$30,097	$38,315
RECONCILIATION OF CASH AND RESTRICTED CASH
CASH	$26,718	$30,317
RESTRICTED CASH—Prepaid and other current assets	3,250	7,849
RESTRICTED CASH—Other non-current assets	129	149
TOTAL CASH AND RESTRICTED CASH	$30,097	$38,315

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$2,787	$5,611
Cash paid for taxes	$46	$41
Non-cash barter exchange of inventory for advertising/logistics credits	$3,352	$—
Modification of warrants between equity and liability	$—	$75,826
Non-cash consideration paid to contractors	$1,672	$7,289
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Debt issuance costs not paid	$142	$—
Original issue discount	$5,000	$2,475
Discount of debt relating to warrants issuance	$10,483	$—
Notes payable related to acquisitions	$18,073	$—
Issuance of common stock in connection with acquisition	$29,075	$—
Fair value of contingent consideration	$9,800	$20,971
Discount of debt relating to warrants issuance	$—	$51,284
Notes Payable of acquisition	$—	$16,550
Issuance of common stock in connection with Healing Solutions and Photo Paper Direct acquisitions	$—	$50,529
Issuance of common stock - debt repayment	$—	$125,562
Issuance of common stock - Healing Solutions earnout settlement	$—	$7,914

See notes to consolidated financial statements.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and accompanying tables include certain non-GAAP financial measures. The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of our on-going core operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP.

Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by us may be different from the non-GAAP financial measures used by other companies.

We have presented the following non-GAAP measures to assist investors in understanding our core net operating results on an on-going basis: (i) Contribution Margin; (ii) Contribution margin as a percentage of net revenue; (iii) EBITDA (iv) Adjusted EBITDA; and (v) Adjusted EBITDA as a percentage of net revenue. These non-GAAP financial measures may also assist investors in making comparisons of our core operating results with those of other companies.

As used herein, Contribution margin represents gross profit less amortization of inventory step-up from acquisitions (included in cost of goods sold) and e-commerce platform commissions, online advertising, selling and logistics expenses (included in sales and distribution expenses).  As used herein, Contribution margin as a percentage of net revenue represents Contribution margin divided by net revenue. As used herein, EBITDA represents net loss plus depreciation and amortization, interest expense, net and provision for income taxes. As used herein, Adjusted EBITDA represents EBITDA plus stock-based compensation expense, changes in fair-market value of earn-outs, amortization of inventory step-up from acquisitions (included in cost of goods sold), changes in fair-market value of warrant liability, professional fees related to acquisitions, loss from extinguishment of debt and other expenses, net.  As used herein, Adjusted EBITDA as a percentage of net revenue represents Adjusted EBITDA divided by net revenue. Contribution margin, EBITDA and Adjusted EBITDA do not represent and should not be considered as alternatives to loss from operations or net loss, as determined under GAAP.

We present Contribution margin and Contribution margin as a percentage of net revenue, as we believe each of these measures provides an additional metric to evaluate our operations and, when considered with both our GAAP results and the reconciliation to gross profit, provides useful supplemental information for investors.  Specifically, Contribution margin and Contribution margin as a percentage of net revenue are two of  our key metrics in running our business.  All product decisions made by us, from the approval of launching a new product and to the liquidation of a product at the end of its life cycle, are measured primarily from Contribution margin and/or Contribution margin as a percentage of net revenue.  Further, we believe these measures provide improved transparency to our stockholders to determine the performance of our products prior to fixed costs as opposed to referencing gross profit alone.

In the reconciliation to calculate contribution margin, we add e-commerce platform commissions, online advertising, selling and logistics expenses (“sales and distribution variable expense”), to gross margin to inform users of our financial statements of what our product profitability is at each period prior to fixed costs (such as sales and distribution expenses such as salaries as well as research and development expenses and general administrative expenses).  By excluding these fixed costs, we believe this allows users of our financial statements to understand our products performance and allows them to measure our products performance overtime.

We present EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue because we believe each of these measures provides an additional metric to evaluate our operations and, when considered with both our GAAP results and the reconciliation to net loss, provide useful supplemental information for investors. We use these measures with financial measures prepared in accordance with

GAAP, such as sales and gross margins, to assess our historical and prospective operating performance, to provide meaningful comparisons of operating performance across periods, to enhance our understanding of our operating performance and to compare our performance to that of our peers and competitors.  We believe EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue are useful to investors in assessing the operating performance of our business without the effect of non-cash items.

Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue should not be considered in isolation or as alternatives to net loss, loss from operations or any other measure of financial performance calculated and prescribed in accordance with GAAP. Neither EBITDA, Adjusted EBITDA or Adjusted EBITDA as a percentage of net revenue should be considered a measure of discretionary cash available to us to invest in the growth of our business. Our Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue may not be comparable to similar titled measures in other organizations because other organizations may not calculate Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA or Adjusted EBITDA as a percentage of net revenue in the same manner as we do. Our presentation of Contribution margin and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by the expenses that are excluded from such terms or by unusual or non-recurring items.

We recognize that EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue, have limitations as analytical financial measures. For example, neither EBITDA nor Adjusted EBITDA reflects:

•	our capital expenditures or future requirements for capital expenditures or mergers and acquisitions;
•	the interest expense or the cash requirements necessary to service interest expense or principal payments, associated with indebtedness;
•

depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, or any cash requirements for the replacement of assets;

•	changes in cash requirements for our working capital needs; or
•	changes in fair value of contingent earn-out liabilities, warrant liabilities, and amortization of inventory step-up from acquisitions (included in cost of goods sold).

Additionally, Adjusted EBITDA excludes non-cash expense for stock-based compensation, which is and is expected to remain a key element of our overall long-term incentive compensation package.

We also recognize that Contribution margin and Contribution margin as a percentage of net revenue have limitations as analytical financial measures. For example, Contribution margin does not reflect:

•	general and administrative expense necessary to operate our business;
•	research and development expenses necessary for the development, operation and support of our software platform;
•	the fixed costs portion of our sales and distribution expenses including stock-based compensation expense; or
•	changes in fair value of contingent earn-out liabilities, warrant liabilities, and amortization of inventory step-up from acquisitions (included in cost of goods sold).

Adjusted EBITDA

EBITDA represents net loss plus depreciation and amortization, interest expense, net and provision for income taxes.  Adjusted EBITDA represents EBITDA plus stock-based compensation expense, changes in fair-market value of earn-outs, amortization of inventory step-up from acquisitions (included in cost of goods sold), change in fair-market value of warrant liability, professional fees related to acquisitions, loss from extinguishment of debt and other expenses, net.  As used herein, Adjusted EBITDA as a percentage of net revenue represents Adjusted EBITDA divided by net revenue.

The following table provides a reconciliation of EBITDA and Adjusted EBITDA to net loss, which is the most directly comparable financial measure presented in accordance with GAAP:

	Three months ended December 31,		Year-Ended December 31,
	2020	2021	2020	2021
	(in thousands, except percentages)		(in thousands, except percentages)
Net loss	$(44,336)	$(5,309)	$(63,126)	$(234,724)
Add:
Provision for income taxes	2	470	48	532
Interest expense, net	1,841	774	4,979	12,655
Depreciation and amortization	373	2,569	552	7,326
EBITDA	(42,120)	(1,496)	(57,547)	(214,211)
Other expense (income), net	(23)	2	(27)	45
Change in fair value of contingent earn-out liabilities	12,731	(18,580)	12,731	(30,529)
Settlement of a contingent earnout liability	—	4,164	—	4,164
Amortization of inventory step-up from acquisitions (included in cost of goods sold)	583	542	583	5,458
Change in fair market value of warrant liability	21,338	—	21,338	26,455
Derivative liability discount related to term loan	—	—	—	3,254
Loss on extinguishment of debt	2,037	2,096	2,037	138,859
Loss on initial issuance of warrants	—	—	—	20,147
Professional fees related to acquisitions	663	—	663	1,450
Transition costs from acquisitions	—	762	—	2,076
Professional and legal fees related to Photo Paper Direct acquisition	—	890	—	1,586
Reserve on dispute with PPE supplier	—	—	—	4,100
Reserve on barter credits	—	1,000	—	1,000
Stock-based compensation expense	5,244	7,657	22,716	28,987
Adjusted EBITDA	$453	$(2,963)	$2,494	$(7,159)
Net loss as a percentage of net revenue	(106.9)%	(8.4)%	(34.0)%	(94.7)%
Adjusted EBITDA as a percentage of net revenue	1.1%	(4.7)%	1.3%	(2.9)%

Contribution Margin

Contribution margin represents gross profit less amortization of inventory step-up from acquisitions (included in cost of goods sold) and e-commerce platform commissions, online advertising, selling and logistics expenses (included in sales and distribution expenses). Contribution margin as a percentage of net revenue represents Contribution margin divided by net revenue. The following table provides a reconciliation of Contribution margin to gross profit and Contribution margin as a percentage of net revenue to gross profit as a percentage of net revenue, which are the most directly comparable financial measures presented in accordance with GAAP.

	Three months ended December 31,		Year-Ended December 31,
	2020	2021	2020	2021
	(in thousands, except percentages)		(in thousands, except percentages)
Gross Profit	$18,752	$28,882	$84,746	$121,863
Add:
Amortization of inventory step-up from acquisitions (included in cost of goods sold)	583	542	583	5,458
Reserve on barter credits	—	1,000	—	1,000
Less:
E-commerce platform commissions, online advertising, selling and logistics expenses	(14,703)	(25,413)	(60,206)	(103,283)
Contribution margin	$4,632	$5,011	$25,123	$25,038
Gross Profit as a percentage of net revenue	45.2%	45.6%	45.6%	49.2%
Contribution margin as a percentage of net revenue	11.2%	7.9%	13.5%	10.1%

Each of our products typically goes through the Launch phase and depending on its level of success is moved to one of the other phases as further described below:

i.Launch phase: During this phase, we leverage our technology to target opportunities identified using AIMEE (Artificial     Intelligence Marketplace e-Commerce Engine) and other sources. During this period of time, due to the combination of discounts and investment in marketing, our net margin for a product could be as low as approximately negative 35%. Net margin is calculated by taking net revenue less the cost of goods sold, less fulfillment, online advertising and selling expenses. These costs primarily reflect the estimated variable costs related to the sale of a product.

ii.Sustain phase: Our goal is for every product we launch to enter the sustain phase and become profitable, with a target of positive 15% net margin for most products, within approximately three months of launch on average. Over time, our products benefit from economies of scale stemming from purchasing power both with manufacturers and with fulfillment providers.

iii.Milk phase or Liquidate phase: If a product does not enter the sustain phase or if the customer satisfaction of the product (i.e., ratings) is not satisfactory, then it will go to the liquidate phase and we will sell through the remaining inventory. In order to enter the milk phase, a product must be well received and become a strong leader in its category in both customer satisfaction and volume sold as compared to its competition. Products in the milk phase that have achieved profitability should benefit from pricing power and we expect their profitability to increase accordingly. To date, none of our products have achieved the milk phase and we can provide no assurance that any of our products will do so in the future.

The following tables break out our fourth quarter and full year 2020 and 2021 results of operations by our product phases including our PaaS business line (in thousands):

	Three Months Ended December 31, 2020
	Sustain	Launch	PaaS	Liquidation/Other	Fixed Costs	Stock based compensation expense	Total

NET REVENUE	$34,749	$1,754	$292	$4,697	$—	$—	$41,492
COST OF GOODS SOLD (1)	17,034	1,113	—	4,593	—	—	22,740
GROSS PROFIT	$17,715	$641	$292	$104	$—	$—	$18,752

OPERATING EXPENSES:
Sales and distribution expenses (2)	12,436	971	196	1,096	1,062	772	16,533
Research and development	—	—	—	—	817	734	1,551
General and administrative (3)	—	—	—	—	3,340	3,738	7,078
Change in earn-out liability	—	—	—	—	12,731	—	12,731

(1)	Sustain cost of goods sold includes $0.6 million of amortization of inventory step-up from acquisitions
(2)	Sales and distributions expenses fixed cost include $0.1 million of depreciation and amortization
(3)	General and administrative fixed costs include $0.3 million of depreciation and amortization

	Three Months Ended December 31, 2021
	Sustain	Launch	PaaS	Liquidation/Other	Fixed Costs	Stock based compensation expense	Total

NET REVENUE	$52,669	$2,570	$66	$8,017	$—	$—	$63,322
COST OF GOODS SOLD (1)	24,090	2,813	—	7,537	—	—	34,440
GROSS PROFIT	$28,579	$(243)	$66	$480	$—	$—	$28,882

OPERATING EXPENSES:
Sales and distribution expenses (2)	20,117	1,623	—	3,687	3,385	1,841	30,653
Research and development	—	—	—	—	1,163	1,459	2,622
General and administrative (3)	—	—	—	—	7,633	4,357	11,990
Settlement of a contingent earn-out liability	—	—	—	—	4,164	—	4,164
Change in earn-out liability	—	—	—	—	(18,580)	—	(18,580)

(1)	Sustain cost of goods sold includes $0.5 million of amortization of inventory step-up from acquisitions and reserve on barter credits of $1.0 million is in Liquidation/Other
(2)	Sales and distributions expenses fixed cost include $0.3 million of depreciation amortization
(3)	General and administrative fixed costs include $2.2 million of depreciation and amortization

	Year Ended December 31, 2020
	Sustain	Launch	PaaS	Liquidation/Other	Fixed Costs	Stock based compensation expense	Total

NET REVENUE	$137,299	$18,592	$1,338	$28,475	$—	$—	$185,704
COST OF GOODS SOLD (1)	69,692	10,505	—	20,761	—	—	100,958
GROSS PROFIT	$67,607	$8,087	$1,338	$7,714	$—	$—	$84,746

OPERATING EXPENSES:
Sales and distribution expenses (2)	42,614	8,473	461	8,658	5,266	2,533	68,005
Research and development	—	—	—	—	4,165	3,965	8,130
General and administrative (3)	—	—	—	—	14,413	16,218	30,631
Change in earn-out liability	—	—	—	—	12,731	—	12,731

(1)	Sustain cost of goods sold includes $0.6 million of amortization of inventory step-up from acquisitions
(2)	Sales and distributions expenses fixed cost include $0.1 million of depreciation and amortization
(3)	General and administrative fixed costs include $0.5 million of depreciation and amortization

	Years Ended December 31, 2021
	Sustain	Launch	PaaS	Liquidation/Other	Fixed Costs	Stock based compensation expense	Total

NET REVENUE	$216,135	$14,862	$406	$16,364	$—	$—	$247,767
COST OF GOODS SOLD (1)	98,263	11,004	—	16,637	—	—	125,904
GROSS PROFIT	$117,872	$3,858	$406	$(273)	$—	$—	$121,863

OPERATING EXPENSES:
Sales and distribution expenses (2)	87,163	8,038	37	8,046	17,276	6,809	127,369
Research and development	—	—	—	—	4,498	5,339	9,837
General and administrative (3)	—	—	—	—	26,960	16,839	43,799
Settlement of a contingent earn-out liability	—	—	—	—	4,164	—	4,164
Change in earn-out liability	—	—	—	—	(30,529)	—	(30,529)

(1)	Sustain cost of goods sold includes $5.5 million of amortization of inventory step-up from acquisitions and reserve on barter credits of $1.0 million is in Liquidation/Other
(2)	Sales and distributions expenses fixed costs include $0.8 million of depreciation amortization
(3)	General and administrative fixed costs include $6.5 million of depreciation and amortization